EXHIBIT 5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A common stock, $0.01 par value, of Central Bancompany, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: November 19, 2025

Central Bancompany, Inc. Amended & Restated Voting Trust Agreement, dated March 5, 2025

By:	/s/ S. Bryan Cook
S. Bryan Cook, Trustee

By:	/s/ Robert M. Robuck
Robert M. Robuck, Trustee

By:	/s/ Robert R. Hermann, Jr.
Robert R. Hermann, Jr., Trustee

The Cook Family Trust Dated 12/3/2012

By:	/s/ S. Bryan Cook
S. Bryan Cook, Trustee

Blair’s Family Trust Dated May 15, 2003

By:	/s/ Mary Blair Cook Sage
Mary Blair Cook Sage, Trustee

By:	/s/ Andrew Gregg Curtin Sage
Andrew Gregg Curtin Sage, Trustee

The Grumney Family Trust Dated February 5, 2010

By:	/s/ Cynthia C. Grumney
Cynthia C. Grumney, Trustee

/s/ S. Bryan Cook
S. Bryan Cook

/s/ Robert M. Robuck
Robert M. Robuck

/s/ Steven W. Cook
Steven W. Cook

/s/ Morgan W. Cook
Morgan W. Cook

/s/ Catherine O. Cook
Catherine O. Cook

/s/ Anne W. Cook
Anne W. Cook

/s/ Sarah Cook Tryhus
Sarah Cook Tryhus

/s/ Nelson C. Grumney, Jr.
Nelson C. Grumney, Jr.

/s/ Mary Blair Cook Sage
Mary Blair Cook Sage

/s/ Andrew Gregg Curtin Sage
Andrew Gregg Curtin Sage

/s/ Samuel Winston Brune
Samuel Winston Brune

/s/ Nelson C. Grumney, Jr.
Nelson C. Grumney, Jr.

/s/ Andrew C. Grumney
Andrew C. Grumney

/s/ Cynthia C. Grumney
Cynthia C. Grumney